UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 16, 2018

ACCURAY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace

Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On November 16, 2018, the Board of Directors of Accuray Incorporated (the “Company”) approved the appointment of Shig Hamamatsu, age 45, as the Company’s Senior Vice President, Chief Financial Officer effective as of November 19, 2018.

Mr. Hamamatsu has served as the Company’s Interim Chief Financial Officer since October 1, 2018 and as the Company’s Vice President, Finance and Chief Accounting Officer since September 2017.  Prior to joining the Company, Mr. Hamamatsu served as VP, Corporate Controller at Cepheid, a publicly traded molecular diagnostics company that was acquired by Danaher Corporation, from November 2015 to May 2017.  From June 2014 to November 2015, he served as VP, Finance and Corporate Controller at Cypress Semiconductor Corporation, a publicly traded global semiconductor manufacturer.  From May 2012 until May 2014, Mr. Hamamatsu served as VP, Finance at RPX Corporation, a publicly traded patent risk management solutions provider.  Mr. Hamamatsu began his career as an auditor at PricewaterhouseCoopers LLP.  Mr. Hamamatsu received his B.A., Business Administration, concentration in accounting, from University of Washington.  He is a certified public accountant in the state of California (inactive).

Mr. Hamamatsu is not a party to any arrangement or understanding regarding his appointment as Senior Vice President, Chief Financial Officer. Mr. Hamamatsu has no family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Hamamatsu is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment as Senior Vice President, Chief Financial Officer, the Company entered into an Executive Employment Agreement (the “Employment Agreement”) with Mr. Hamamatsu on November 19, 2018. The Employment Agreement provides for an annual base salary of $395,000.00 as well as for other customary benefits.  Mr. Hamamatsu is also eligible for an annual cash incentive bonus under to the Company’s Bonus Plan, with the target amount of such bonus set at 75% of Mr. Hamamatsu’s annual base salary, calculated in accordance with the Company Bonus Plan.  The Employment Agreement also provides that the Company will grant Mr. Hamamatsu an option to purchase 345,000 shares of the Company’s Common Stock.  25% of the shares subject to the option will vest on the one year anniversary of the date of grant and an additional 1/36th of the remaining number of shares subject to the option will vest monthly thereafter, subject to Mr. Hamamatsu continuing to be a service provider to the Company through each applicable vesting date.

Mr. Hamamatsu is entitled under the Employment Agreement to severance benefits in the event his employment is terminated by the Company without cause or Mr. Hamamatsu resigns for good reason, including (i) a lump sum payment equal to six (6) months of Mr. Hamamatsu’s base salary; (ii) a prorated portion of his target bonus for the fiscal year in which his employment terminates; (iii) reimbursement of the insurance premiums payable by Mr. Hamamatsu to retain group health coverage as of the termination date for him and his eligible dependents under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for six (6) months; (iv) payment for outplacement services; and (v) other customary benefits. In the event of Mr. Hamamatsu’s termination of employment due to his death or incapacity, the Employment Agreement provides for six (6) months of accelerated vesting of all of Mr. Hamamatsu’s then-outstanding equity awards.

In the event that Mr. Hamamatsu is terminated without cause or resigns for good reason three months prior to or within twelve months following a change in control of the Company, the Employment Agreement provides that Mr. Hamamatsu will be entitled to enhanced severance benefits, including (i) a lump sum payment equal to twenty four (24) months of Mr. Hamamatsu’s base salary; (ii) 200% of Mr. Hamamatsu’s target bonus for the fiscal year in which such change in control occurs (but no less than 200% of the target bonus for Mr. Hamamatsu in effect for the fiscal year immediately before the change in control if the change in control occurs within the first 3 months of the fiscal year); (iii) reimbursement of the insurance premiums payable by Mr. Hamamatsu to retain group health coverage as of the termination date for him and his eligible dependents under COBRA for twelve (12) months; (iv) with respect to each of the first twelve (12) months following the termination date, a taxable monthly payment (which may be used for any purpose) equal to the amount of COBRA reimbursement Mr. Hamamatsu actually receives for such month; (v) payment for outplacement services; (vi) the full acceleration of all of Mr. Hamamatsu’s then-outstanding equity awards; and (vii) other customary benefits (the “Double Trigger Severance Benefits”).  The Double Trigger Severance Benefits will be in lieu of any severance benefits Mr. Hamamatsu would otherwise be entitled to receive as a result of the termination of his employment by the Company without cause or Mr. Hamamatsu’s resignation for good reason independent of a change in control.

The foregoing description of the Employment Agreement is a summary only and is qualified in its entirety by reference to the full text of such agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2018.

Item 7.01 Regulation FD Disclosure.

On November 19, 2018, the Company issued a press release announcing Mr. Hamamatsu’s appointment as Senior Vice President, Chief Financial Officer. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information in Exhibit 99.1 and in this Item shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

 Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press release dated November 19, 2018, titled “Accuray Appoints Shig Hamamatsu Chief Financial Officer.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Dated: November 19, 2018	By:	/s/ Jesse Chew
Jesse Chew
Senior Vice President, General Counsel and Corporate Secretary

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